ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-8.

                                   /s/ Arthur Andersen LLP

Boston, Massachusetts
October 17, 1996